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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Rule 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRIFFIN LAND & NURSERIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 GRIFFIN LAND & NURSERIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 17, 2012

        PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of Griffin Land & Nurseries, Inc. ("Griffin") will be held in the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019, on the 17th day of May 2012, at 10:00 a.m., local time, to consider and act upon:

  1.
  The election of Winston J. Churchill, Jr., David M. Danziger, Frederick M. Danziger, Thomas C. Israel and Albert H. Small, Jr. as directors of Griffin;

  2.
  The ratification of the selection of Griffin's independent registered public accountants for fiscal 2012;

  3.
  The approval, by non-binding vote, of the compensation of Griffin's named executive officers as presented in Griffin's Proxy Statement for the Annual Meeting of Stockholders to be held May 17, 2012; and

  4.
  Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

        Only stockholders of record at the close of business on April 4, 2012 are entitled to notice of, and to vote at, the Annual Meeting.

ANTHONY J. GALICI Secretary

Dated:    April 10, 2012

 GRIFFIN LAND & NURSERIES, INC.
ONE ROCKEFELLER PLAZA
SUITE 2301
NEW YORK, NEW YORK 10020

 PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 17, 2012 in the New York Hilton Hotel at 1335 Avenue of the Americas, New York, NY, 10019, for the purposes set forth in the accompanying notice of meeting. We anticipate that the Proxy Statement and proxy card will be distributed to stockholders on or about April 10, 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2012

The Company's Proxy Statement and Annual Report are available at
http://materials.proxyvote.com/398231

        The following proxy materials are available for review at http://materials.proxyvote.com/398231:

  •
  the Company's 2012 Proxy Statement;

  •
  the proxy card;

  •
  the Company's Annual Report for the fiscal year ended December 3, 2011; and

  •
  any amendments to the foregoing materials that are required to be furnished to stockholders.

        You may obtain directions to attend the Annual Meeting, where you may vote in person, by calling Griffin's corporate headquarters at (212) 218-7910.

        At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals:

  1.
  The election of Winston J. Churchill, Jr., David M. Danziger, Frederick M. Danziger, Thomas C. Israel and Albert H. Small, Jr. as directors of Griffin;

  2.
  The ratification of the selection of Griffin's independent registered public accountants for fiscal 2012;

  3.
  The approval, by non-binding vote, of the compensation of Griffin's named executive officers as presented in this Proxy Statement for the Annual Meeting of Stockholders to be held May 17, 2012; and

  4.
  Such other business as may properly be brought before the Annual Meeting or any postponement, continuation or adjournment thereof.

        The Board recommends a vote "FOR" each of the nominees for director, "FOR" the ratification of the selection of Griffin's independent registered public accountants for fiscal 2012 and "FOR" the approval, by non-binding vote, of the compensation of Griffin's named executive officers.

 GENERAL

        This solicitation is being made on behalf of the Board of Directors of Griffin. Any proxy received in the accompanying form may be revoked by the person executing it at any time before the authority thereby granted is exercised. A proxy may be revoked by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy bearing a later date to Griffin's Secretary. Proxies received by the Board of Directors in such form will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy; if no specification is made, the shares represented by such proxy will be voted:

  i.
  For the election of Winston J. Churchill, Jr., David M. Danziger, Frederick M. Danziger, Thomas C. Israel and Albert H. Small, Jr. as directors as described in this Proxy Statement;

  ii.
  For ratification of the selection of McGladrey & Pullen, LLP as Griffin's independent registered public accountants for fiscal 2012; and

  iii.
  For approval of the compensation of Griffin's named executive officers as presented in this Proxy Statement.

        Directors will be elected by a plurality of the votes cast. Abstentions, votes withheld and broker "non-votes" will have no effect on the election of directors. The ratification of the selection of McGladrey & Pullen, LLP as independent registered public accountants for Griffin, requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be treated as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the selection of McGladrey & Pullen, LLP, we do not expect any broker non-votes in connection with the ratification. The non-binding vote for the approval of the compensation of Griffin's named executive officers requires the affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be treated as votes against the compensation of Griffin's named executive officers. Broker "non-votes" will be treated as though they are not entitled to vote and will have no effect on the outcome of this vote.

        Management knows of no matters that may be brought before the Annual Meeting or any postponement, continuation or adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter should come before the meeting or any postponement, continuation or adjournment thereof, it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxy in accordance with their judgment on such matters.

        The cost of solicitation of proxies by the Board of Directors will be borne by Griffin. Such solicitation will be made by mail and, in addition, may be made by officers and employees of Griffin personally or by telephone, facsimile or electronic mail. Proxies and proxy material will also be distributed through brokers, custodians and other similar parties. The solicitation and recording of proxies is being done by Griffin's registrar and transfer agent, American Stock Transfer & Trust Company, and will cost less than $10,000.

        Each holder of a share of Common Stock of Griffin, par value $0.01 per share (the "Common Stock"), will be entitled to one vote for each share held of record by such person at the close of business on April 4, 2012 (the "Record Date"), which is the Record Date fixed by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. As of such date, Griffin had outstanding 5,134,204 shares of Common Stock (none of which constituted shares of treasury stock). A majority of these shares present in person or represented by proxy will constitute a quorum at the Annual Meeting. A total of 2,397,452 shares of Common Stock, representing approximately 46.7% of the outstanding shares of Common Stock, are held by members of the Cullman and Ernst Group (as defined herein).

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

        Proposals by stockholders for Griffin's 2013 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by Griffin no later than December 11, 2012 if such proposal is to be considered for inclusion in the 2013 proxy materials of Griffin. Any stockholder proposal not intended to be included in the proxy materials for the 2013 Annual Meeting must be received by Griffin no later than February 24, 2013, or else management of Griffin will retain discretion to vote proxies received for that meeting in their discretion with respect to any such proposal.

 I. ELECTION OF DIRECTORS

        At the 2012 Annual Meeting of Stockholders, five directors (which will comprise the entire Board) are to be elected. The Board of Directors proposed the nominees listed below for election as directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The directors must be elected by a plurality of the votes cast in person or by proxy by stockholders entitled to vote at the meeting. If, for any reason, any nominee or nominees become unavailable for election, the proxy holders will vote for such substitute nominee or nominees as may be designated by the Board of Directors, or the Board may elect to reduce the size of the Board.

Name (letters refer to Committee memberships, identified below)	(Age) and Date Since Which Has Continuously Served as a Director of Griffin		Principal Occupation and Business Experience During the Past Five Years (1)	Also Has Served as a Director of the Following Corporations During the Past Five Years
Winston J. Churchill, Jr. (a) (b) (c) (3)	(71)	1997	Managing General Partner of SCP Partners; Chairman of CIP Capital Management, Inc.

			Mr. Churchill, Jr. has significant experience as a member of Griffin's Board of Directors, has many years of general business experience and expertise as a managing general partner and board member of public companies.	Rodman & Renshaw Capital Group, Inc.; Cyalume Technologies Holdings, Inc.; Innovative Solutions and Support, Inc.; Amkor Technology, Inc.
David M. Danziger (2)	(46)	2006

Executive Vice President of General Cigar Holdings, Inc. from January 1999 through April 2005; Managing member of Culbro LLC January 2006—present.

Mr. Danziger has many years of general business experience and expertise as an executive of a public company.

Frederick M. Danziger	(72)	1997

President and Chief Executive Officer of Griffin Land & Nurseries, Inc. since April 1997.

Mr. Danziger's background as a lawyer and his extensive experience and knowledge with respect to real estate and real estate financing, which is a significant part of Griffin's business, provides a unique perspective to the Board.

				Monro Muffler Brake, Inc.; Bloomingdale Properties, Inc.
Thomas C. Israel (a) (b) (c)	(68)	2000

Chairman of A.C. Israel Enterprises, Inc.

Mr. Israel has significant experience as a member of Griffin's Board of Directors, many years of general business experience, finance experience, and expertise as an executive and board member of publicly held companies.

Name (letters refer to Committee memberships, identified below)	(Age) and Date Since Which Has Continuously Served as a Director of Griffin		Principal Occupation and Business Experience During the Past Five Years (1)	Also Has Served as a Director of the Following Corporations During the Past Five Years
Albert H. Small, Jr. (a) (3)	(55)	2009

President of Renaissance Housing Corporation from 1984 through March 2005; President of WCI Communities Mid-Atlantic Division from March 2005 through March 2008; Presently active in the development and management of several commercial and office developments in Washington D.C.

Mr. Small, Jr. has significant experience in real estate development and management which gives him unique insights into Griffin's challenges, opportunities and operations.

Member of the (a) Audit Committee; (b) Compensation Committee; and (c) Nominating Committee.

1.
Except as otherwise indicated each director has had the same principal occupation during the past five years.

2.
David M. Danziger is the son of Frederick M. Danziger.

3.
Winston J. Churchill, Jr. and Albert H. Small, Jr. are brothers-in-law.

        The Board of Directors held six meetings during fiscal 2011. Griffin's Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Committee memberships of the Board of Directors are indicated in the above table. No director attended fewer than 96% of all Board and Committee meetings (of Committees of which they were members during fiscal 2011).

        The Company encourages, but does not require, Board Members to attend the Annual Meeting of Stockholders. Last year, six of the seven Board Members then in office attended the Annual Meeting of Stockholders.

Board Independence

        Under NASDAQ rules, an "independent director" of a company means a person who is not an officer or employee of the company or its subsidiaries and, in the opinion of the company's board of directors, does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Churchill, Jr., Israel and Small, Jr. qualify as independent directors under NASDAQ rules.

Executive Officers who are not Directors

Name	Age	Principal Occupation During the Past Five Years
Anthony J. Galici	54	Vice President, Chief Financial Officer and Secretary of Griffin since April 1997.
Michael S. Gamzon	42

Executive Vice President and Chief Operating Officer of Griffin since September 2010. Vice President of Griffin from January 2008 through August 2010. Investment Analyst with Alson Capital Partners, LLC from April 2005 until January 2008.

Scott Bosco	46	Vice President of Construction of the Griffin Land division since July 2005.
Thomas M. Lescalleet	49	Senior Vice President of the Griffin Land division since March 2002.
Gregory M. Schaan	54

President and Chief Executive Officer of Imperial since October 1999. Senior Vice President of Sales and Marketing of Imperial from 1997 through 1999. Vice President of Sales and Marketing of Imperial from 1992 through 1997.

  Michael S. Gamzon is the son-in-law of Frederick M. Danziger and the brother-in-law of David M. Danziger.

Audit Committee

        Griffin's Audit Committee consists of Thomas C. Israel, Chairman, Winston J. Churchill, Jr. and Albert H. Small, Jr. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. In addition, Mr. Israel's employment experience in finance results in his financial sophistication under NASDAQ rules, although none of the members of the Audit Committee are considered a financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities and Exchange Act of 1934. Through January 31, 2012, the Audit Committee engaged an accounting and auditing firm as an advisor to the Audit Committee in carrying out its responsibilities, represented by a partner who is a certified public accountant with extensive experience in auditing the financial statements of public and private companies. Since January 31, 2012, the Audit Committee has directly engaged the former partner of the accounting and auditing firm that had provided service to Griffin to advise the Audit Committee. The Audit Committee approves all auditing and non-auditing services, reviews audit reports and the scope of audit by Griffin's independent registered public accountants and related matters pertaining to the preparation and examination of Griffin's financial statements. From time to time, the Audit Committee makes recommendations to the Board of Directors with respect to the foregoing matters. The Audit Committee held four meetings in fiscal 2011 and recommended to the Board of Directors the selection of McGladrey & Pullen, LLP as the Company's independent registered public accountants (see "Ratification of the Selection of Independent Registered Public Accountants" on page 27).

Board of Directors' Role in Oversight of Risk

        Management is responsible for Griffin's day-to-day risk management activities, and the Board's role is to engage in informed risk oversight. In fulfilling this oversight role, Griffin's Board of Directors focuses on understanding the nature of Griffin's enterprise risks, including operations and strategic direction, as well as the adequacy of Griffin's overall risk management system. There are a number of ways the Board performs this function, including the following:

  •
  at its regularly scheduled meetings, the Board receives management updates on Griffin's business operations, financial results and strategy and discusses risks related to its businesses;

  •
  the Audit Committee assists the Board in its oversight of risk management by discussing with management, particularly the Chief Executive Officer and the Chief Financial Officer, Griffin's major risk exposures and the steps management has taken to monitor and control such exposures; and

  •
  through management updates and committee reports, the Board monitors Griffin's risk management activities, including the risk management process, risks relating to Griffin's compensation programs, and financial and operational risks being managed by Griffin.

        The Board does not believe that its role in the oversight of Griffin's risk affects the Board's leadership structure.

Compensation Risk

        The Compensation Committee reviews compensation policies and practices affecting employees in addition to those applicable to executive officers. The Compensation Committee has determined that it is not reasonably likely that Griffin's compensation policies and practices for its employees would have a material adverse effect on Griffin.

Nominating Committee

        Griffin's Nominating Committee consists of Thomas C. Israel, Chairman, and Winston J. Churchill, Jr. Both members of the Nominating Committee are independent directors. The Nominating Committee reviews candidates for appointment to the Griffin Board of Directors. In searching for qualified director candidates for election to Griffin's Board of Directors and to fill vacancies on the Board, the Board may solicit current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as directors. The Nominating Committee does not have a policy on the consideration of board nominees recommended by stockholders. The Board believes such a policy is not necessary in that the Nominating Committee will consider nominees based on a nominee's qualifications, regardless of whether the nominee is recommended by stockholders. The Nominating Committee does not have a charter. The Nominating Committee did not meet in fiscal 2011.

Board Diversity; Selection and Evaluation of Director Candidates

        The Board does not have a formal policy with respect to Board nominee diversity. There are no specific minimum qualifications that the Nominating Committee believes must be met for a person to serve on the Board. When identifying nominees for director, the Nominating Committee focuses on relevant subject matter expertise, depth of knowledge in key areas that are important to Griffin, and the background, perspective and experience of the nominee. The Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve Griffin's business objectives in the current environment. Any stockholder who wishes to recommend a candidate to the Nominating Committee for consideration as a director nominee should submit the recommendation in writing to the Secretary of the Company sufficiently in advance of the Company's annual meeting to permit the Nominating Committee to complete its review in a timely fashion.

Board Leadership Structure

        Prior to the death of Mr. Edgar Cullman, Griffin's Chairman of the Board, in August 2011, the Board had been led by a Non-Executive Chairman since 1997. Separate individuals held the positions of Chairman of the Board and Chief Executive Officer, and the Chairman was not an employee. The Board has not yet named a new Chairman. Presently, the Board meetings are led by Griffin's President and Chief Executive Officer.

Communication with the Board or Nominating Committee

        Stockholders who wish to communicate with the Board of Directors or the Nominating Committee should address their communications to Thomas C. Israel, Chairman of the Nominating Committee, via first class mail, at Griffin Land & Nurseries, Inc., One Rockefeller Plaza, Suite 2301, New York, New York, 10020. Such communication will be distributed to the specific Director(s) requested by the stockholders, or if generally to the Board of Directors, to other members of the Board of Directors as may be appropriate depending on the material outlined in the stockholder communication.

Compensation Committee

        Griffin's Compensation Committee consists of Winston J. Churchill, Jr., Chairman and Thomas C. Israel. Both members of the Compensation Committee are independent directors. The Compensation Committee oversees Griffin's executive compensation programs, Griffin's 2009 Stock Option Plan, Griffin's 401(k) Savings Plan (the "Griffin 401(k) Savings Plan") and Griffin's non-qualified deferred compensation plan (the "Deferred Compensation Plan"). No member of the Compensation Committee has been an officer or employee of Griffin. None of Griffin's executive officers have served as a director or member of the compensation committee of any entity whose executive officers served as a director of Griffin or member of Griffin's Compensation Committee. The Compensation Committee does not have a charter and met once in fiscal 2011.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND PRINCIPAL HOLDERS

        The following table lists the number of shares and options to purchase shares of Common Stock of Griffin beneficially owned or held by: (i) each person known by Griffin to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) the Named Executive Officers (as defined in Item 11); and (iv) all directors and officers of Griffin, collectively. Unless otherwise indicated, information is provided as of April 4, 2012.

Name and Address (1)	Shares Beneficially Owned (2)	Percent of Total
Cullman and Ernst Group (3)	2,425,824	46.5
Frederick M. Danziger (3)	318,312	6.1
David M. Danziger (3)	114,911	2.2
Michael S. Gamzon (3)	110,323	2.1
Winston J. Churchill, Jr. SCP Partners 1200 Liberty Ridge Drive, Suite 300 Wayne, PA 19087	59,519	1.1
Thomas C. Israel Ingleside Investors 12 East 49th Street New York, NY 10017	35,519	*
Albert H. Small, Jr. 7311 Arrowood Road Bethesda, MD 20817	4,535	*
Anthony J. Galici Griffin Land & Nurseries, Inc. 90 Salmon Brook Street Granby, CT 06035	23,523	*
Gregory M. Schaan Imperial Nurseries, Inc. 90 Salmon Brook Street Granby, CT 06035	2,750	*
Thomas M. Lescalleet Griffin Land 204 West Newberry Road Bloomfield, CT 06002	7,500	*
Scott Bosco Griffin Land 204 West Newberry Road Bloomfield, CT 06002	4,167	*
B. Bros. Realty LLC (4)	233,792	4.5
Gabelli Funds, LLC et al (5) Gabelli Funds, LLC One Corporate Center Rye, NY 10580	1,659,430	31.8
All directors and officers collectively, consisting of 10 persons (6)	681,059	13.0

*
Less than 1%

  (1)
  Unless otherwise indicated, the address of each person named in the table is 641 Lexington Avenue, New York, NY 10022.

  (2)
  This information reflects the definition of beneficial ownership adopted by the Securities and Exchange Commission (the "Commission"). Beneficial ownership reflects sole investment and voting power, except as reflected below in footnote 3. Where more than one person shares investment and voting power in the same shares, such shares may be shown more than once. Such shares are reflected only once, however, in the total for all directors and officers. Includes stock options granted pursuant to the Griffin Stock Option Plan, as amended, that are exerciseable within 60 days of the Record Date as follows: Frederick M. Danziger–5,000 options; David M. Danziger–2,786 options; Michael S. Gamzon–19,167 options; Winston J. Churchill, Jr.–15,519 options; Thomas C. Israel–15,519 options; Albert H. Small, Jr.–4,535 options; Anthony J. Galici–2,500 options; Gregory M. Schaan–2,500 options; Thomas M. Lescalleet–2,500 options; and Scott Bosco–4,167 options.

  (3)
  Based on a Schedule 13D/A filed with the Commission on February 15, 2012 on behalf of the Cullman and Ernst Group and Griffin's records. Included in the shares held by the Cullman and Ernst Group are the following: 1,170,090 shares beneficially owned by Susan R. Cullman, of which she has sole voting and dispositive power with respect to 80,984 shares and shared voting and dispositive power with respect to 1,089,196 shares; 1,076, 864 shares beneficially owned by Edgar M. Cullman, Jr., of which he has sole voting and dispositive power with respect to 175,866 shares and shared voting and dispositive power with respect to 900,998 shares; 786,998 shares beneficially owned by Louise Cullman, of which she has sole voting and dispositive power with respect to 18,410 shares, shared voting power with respect to 768,588 shares and shared dispositive power with respect to 761,588 shares; 424,682 shares beneficially owned by Lucy C. Danziger, of which she has sole voting and dispositive power with respect to 60,322 shares and shared voting and dispositive power with respect to 364,360 shares; 415,755 shares beneficially owned by John Ernst, of which he has sole voting and dispositive power with respect to 7,349 shares and shared voting and dispositive power with respect to 408,406 shares; 318,312 shares beneficially owned by Frederick M. Danziger, of which he has sole voting and dispositive power with respect to 108,534 shares and shared voting and dispositive power with respect to 209,778 shares; 275,110 shares beneficially owned by Elissa F. Cullman, of which she has sole voting and dispositive power with respect to 14,850 shares and shared voting and dispositive power with respect to 260,260 shares; 233,792 shares beneficially owned by B Bros. Realty, LLC, of which it has sole voting and dispositive power with respect to all such shares; 179,346 shares beneficially owned by Carolyn Sicher, of which she has sole voting and dispositive power with respect to 21,422 shares and shared voting and dispositive power with respect to 157,924 shares; 116,037 shares beneficially owned by Carolyn S. Fabrici, of which she has shared voting and dispositive power with respect to all such shares; 114,911 shares beneficially owned by David M. Danziger, of which he has sole voting and dispositive power with respect to 31,943 shares and shared voting and dispositive power with respect to 82,968 shares; 110,323 shares held by Michael S. Gamzon, of which he has sole voting and dispositive power with respect to 19,167 shares and shared voting and dispositive power with respect to 110,323shares; 101,706 shares beneficially owned by Rebecca Gamzon, of which she has sole voting and dispositive power with respect to 10,550 shares and shared voting and dispositive power with respect to 91,156 shares; 86,970 shares beneficially owned by Alexandra Ernst, of which she has sole voting and dispositive power with respect to 1,748 shares and shared voting and dispositive power with respect to 85,222 shares; 45,134 shares beneficially owned by Jessica P. Ernst, of which she has sole voting and dispositive power with respect to 1,250 shares and shared voting and dispositive power with respect to 43,884 shares; 44,314 shares beneficially owned by Matthew Ernst, of which he has sole voting and dispositive power with respect to 1,650 shares and shared voting and dispositive power with respect to 42,664 shares; 20,315 shares beneficially owned by Margot P. Ernst, of which she has shared voting and dispositive power with respect to all such shares; 18,794 shares beneficially owned by Edgar M. Cullman III, of which he has sole voting and dispositive power with respect to all such shares; 13,594 shares beneficially owned by Samuel Cullman, of which he has sole voting and dispositive power with respect to all such shares; 9,550 shares beneficially owned by Georgina Cullman, of which she has sole voting and dispositive power with respect to all such shares; and 21,138 shares beneficially owned by the Estate of Edgar M. Cullman, of which it has sole voting power with respect to all such shares.

    The Schedule 13D/A states that there is no formal agreement governing the group's holding and voting of shares held by members of the Cullman and Ernst Group but that there is an informal understanding that the persons and entities included in the group will hold and vote together with shares owned by each of them in each case subject to any applicable fiduciary responsibilities. Certain of the shares held by members of the Cullman and Ernst Group are pledged as security for loans payable to third parties under standard pledge arrangements.

  (4)
  The address of B. Bros. Realty LLC ("B. Bros.") is 641 Lexington Avenue, New York, NY 10022. Susan R. Cullman and John L. Ernst are the managers of B. Bros.

  (5)
  Griffin has received a copy of Schedule 13D/A as filed with the Commission by Gabelli Funds, LLC et al, reporting ownership of these shares as of April 4, 2012. As reported in said Schedule 13D/A, Gabelli Funds LLC reports sole dispositive power with respect to 550,500 of these shares, GAMCO Asset Management Inc., ("GAMCO") reports sole voting power with respect to 966,430 of these shares and sole dispositive power with respect to 1,020,930 of these shares and Teton Advisors, Inc. ("Teton Advisors") reports sole voting and dispositive power with respect to 88,000 of these shares. The securities have been acquired by GGCP, Inc. ("GGCP"), and certain of its direct and indirect subsidiaries, including GAMCO Investors, Inc. ("GBL"), on behalf of their investment advisory clients. Mario Gabelli, as the controlling stockholder, Chief Executive Officer and a director of GGCP, Chairman and Chief Executive Officer of GBL, and the controlling shareholder of Teton Advisors, is deemed to have beneficial ownership of the shares owned beneficially by Gabelli Funds, LLC, GAMCO and Teton Advisors. GBL and GGCP are deemed to have beneficial ownership of the shares beneficially by each of the foregoing persons other than Mario Gabelli and the Gabelli Foundation, Inc. With respect to the 50,000 shares held by the Gabelli Capital Asset Fund, the 55,500 shares held by the Gabelli Equity Trust, the 103,000 shares held by the Gabelli Asset Fund, the 132,000 shares held by the Gabelli Value Fund, the 200,000 shares held by the Gabelli Small Cap Fund, and the 10,000 shares held by the Gabelli Equity Income Fund, the proxy voting committee of each such fund has taken and exercises in its sole discretion the entire voting power with respect to the shares held by such funds.

  (6)
  Excluding shares held by certain charitable foundations, the officers and/or directors of which include certain officers and directors of Griffin.

 INTERESTS IN CERTAIN TRANSACTIONS

        Griffin reviews any relationships and transactions in which Griffin and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Griffin's corporate staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether Griffin or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Griffin or a related person are disclosed in Griffin's Annual Report on Form 10-K and proxy statement.

        The information given in this Proxy Statement with respect to the five-year business experience of each director and officer, beneficial ownership of stock, interlocks and the respective interests of persons in transactions to which Griffin or any of its subsidiaries was a party (other than as appears from the records of Griffin), is based upon statements furnished to Griffin by its directors and officers.

 COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, or paid to each of Griffin's Named Executive Officers during the last completed fiscal year. The Named Executive Officers for the fiscal year ended December 3, 2011 are as follows:

Frederick M. Danziger	President and Chief Executive Officer ("CEO") of Griffin
Anthony J. Galici	Vice President, Chief Financial Officer and Secretary of Griffin
Michael S. Gamzon	Executive Vice President and Chief Operating Officer ("COO") of Griffin
Thomas M. Lescalleet	Senior Vice President of the Griffin Land division
Gregory M. Schaan	President and Chief Executive Officer of Imperial Nurseries, Inc.

Compensation Philosophy and Overview

        Griffin's compensation programs are designed to attract, motivate and retain the management talent that Griffin believes is necessary to achieve its financial and strategic goals. Griffin's Compensation Committee strives to pay for performance by rewarding each of its Named Executive Officers for team results and their individual contributions to Griffin's success. In this way, Griffin believes that the interests of its executives align with the interests of its stockholders.

Design and Implementation

        With these objectives in mind, Griffin's Compensation Committee has built an executive compensation program that consists of three principal elements:

  1.
  Base Salary
  2.
  Annual Incentive Compensation Programs
  3.
  Long-Term Incentive Program

        Griffin also contributes to a 401(k) savings plan and deferred compensation plan on behalf of its executives. These contributions, however, comprise a relatively minor portion of Griffin's Named Executive Officers' compensation packages.

  Base Salary

        Griffin pays base salaries to its Named Executive Officers in order to provide a consistent, minimum level of pay that sustained individual performance warrants. Griffin also believes that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

        The annual base salaries of Griffin's Named Executive Officers are determined by its President and CEO (except with regard to his salary) and approved annually by the Compensation Committee. The annual base salary of Griffin's President and CEO is determined by the Compensation Committee. All salary decisions are based on each Named Executive Officer's level of responsibility, experience and recent and past performance, as determined by the President and CEO and the Compensation Committee, as applicable. Griffin does not benchmark its base salaries in any way, nor does Griffin employ the services of a compensation consultant.

  Annual Incentive Compensation Programs

        Griffin's annual incentive programs are designed to recognize short-term performance against established annual performance goals for each of its operating businesses, as explained below. These performance goals are developed by the President and CEO and approved or modified, as necessary, by the Compensation Committee. Additionally, the Compensation Committee retains the discretion to adjust any awards made to Griffin's executives, including making awards in the absence of the attainment of any of the performance goals under Griffin's annual incentive compensation plans. Any such adjustment may only be to the benefit of the participants. The Compensation Committee did not exercise its discretion to award additional amounts to the incentive compensation pools for fiscal 2011 to the Griffin Land Incentive Plan (as defined below) or the Imperial Incentive Plan (as defined below). Griffin makes annual incentive payments, if any, in the year following the year in which they are earned.

  Griffin Land

        Under the Griffin Land Incentive Compensation Plan for Fiscal Year 2011 (the "Griffin Land Incentive Plan"), incentive compensation is awarded based on certain defined components, including: (i) profit from property sales (10% of the pretax profit on property sales, as defined in the Griffin Land Incentive Plan, with a maximum of an aggregate $150,000 of incentive compensation that could have been accrued under this component); (ii) value generated from build-to-suit projects entered into in fiscal 2011 (10% of the incremental value created, as defined in the Griffin Land Incentive Plan, with a maximum of an aggregate $200,000 of incentive compensation that could have been accrued under this component); (iii) the leasing of currently vacant space (with a maximum of an aggregate $155,000 of incentive compensation that could have been accrued under this component); and (iv) the renewal of leases expiring in fiscal 2011 (with a maximum of an aggregate $150,000 of incentive compensation that could have been accrued under this component). Any amounts of incentive compensation earned under components (iii) and (iv) are subject to adjustment based on the amount of funds from operations, as defined in the Griffin Land Incentive Plan, achieved by Griffin Land. An additional discretionary component exists related to potential transactions involving Griffin Land's properties in Pennsylvania. If at the discretion of the Compensation Committee, incentive compensation is warranted as a result of transactions on the real estate assets in Pennsylvania acquired in 2010, then 60% of such incentive compensation would be accrued under this component; however, the Compensation Committee did not exercise its discretion to award an amount for this component of the Griffin Land Incentive Plan for fiscal 2011. These objectives are designed to reward management for increasing the operating cash flow of the real estate business. Amounts earned under each objective are accrued into an incentive compensation pool up to a maximum incentive compensation of $655,000 in fiscal 2011 if all targets were achieved at their maximum amounts. The incentive compensation pool is divided among executives and employees of Griffin Land. The amounts earned by Griffin Land employees under the Griffin Land Incentive Plan may be increased at the discretion of the Compensation Committee. The Compensation Committee did not increase the incentive compensation pool of the Griffin Land Incentive Plan for fiscal 2011.

        Over the past three years, achievement of the components of the Griffin Land Incentive Plan has been as follows:

Incentive Plan Component	Fiscal 2011	Fiscal 2010	Fiscal 2009
Profit from property sales	Achieved	Achieved	Not Achieved
Value generated from buildings built on speculation	Not Applicable	Not Achieved	Not Achieved
Value generated from build-to-suit projects	Not Achieved	Not Achieved	Achieved
Leasing of currently vacant space	Achieved	Achieved	Not Achieved
Renewal of expiring leases	Achieved	Achieved	Achieved

        The achievement of profit from property sales, leasing of currently vacant space and renewal of expiring leases resulted in $249,400 being accrued into the incentive compensation pool for the Griffin Land Incentive Plan for fiscal 2011. The Compensation Committee did not increase the incentive compensation pool for fiscal 2011.

  Imperial Nurseries

        Under the Imperial Nurseries, Inc. ("Imperial") Incentive Compensation Plan for Fiscal Year 2011, (the "Imperial Incentive Plan"), incentive compensation is awarded based on the achievement of certain defined components, including operating profit and operating cash flow, by Imperial.

  Operating Profit

        The amount to be accrued into Imperial's incentive compensation pool with respect to operating profit is a percentage of Imperial's operating profit achieved. If Imperial incurs an operating loss, no incentive compensation is accrued. If Imperial achieves an operating profit below $250,000, 30% of the operating profit is accrued into the incentive compensation pool. If Imperial's operating profit is between $250,000 and $500,000, $75,000 plus 40% of the operating profit above $250,000 is accrued into the incentive compensation pool. If Imperial's operating profit is between $500,000 and $750,000, $175,000 plus 50% of the operating profit above $500,000 is accrued into the incentive compensation pool. If Imperial's operating profit is between $750,000 and $1,000,000, $300,000 plus 30% of the operating profit above $750,000 is accrued into the incentive compensation pool. If Imperial's operating profit is above $1,000,000, $375,000 plus 25% of the operating profit above $1,000,000 is accrued into the incentive compensation pool. Because Imperial did not achieve an operating profit in fiscal 2011, no amounts were accrued into Imperial's incentive compensation pool for the operating profit component of the Imperial Incentive Plan.

  Operating Cash Flow

        The amount to be accrued into Imperial's incentive compensation pool with respect to operating cash flow is $20,000 if operating cash flow, as calculated for incentive compensation purposes, equals $275,000, or $0 if operating cash flow, as calculated for incentive compensation purposes, is below $275,000. If operating cash flow, as calculated for incentive compensation purposes, exceeds $275,000 but is less than $425,000, 12% of the operating cash flow above $275,000 will also be accrued into the incentive compensation pool. For each additional $25,000 increment of operating cash flow, as calculated for incentive compensation purposes, above $425,000, $3,125 of incentive compensation will also be accrued into the incentive compensation pool. Because Imperial's fiscal 2011 operating cash flow, as calculated for incentive compensation purposes, was below $275,000 no amounts were accrued into Imperial's incentive compensation pool for the operating cash flow component of the Imperial Incentive Plan.

        No amounts were accrued into Imperial's incentive compensation pool for fiscal 2011 because neither the operating profit component nor the operating cash flow component was met.

  Corporate

        The 2011 Corporate Incentive Compensation Plan (the "Corporate Incentive Plan") was designed to reward corporate employees, including Griffin's President and CEO, Executive Vice President and COO and the Vice President, Chief Financial Officer and Secretary, based on the results of Griffin's operating businesses, consistent with Griffin's goal to award for performance through team results as discussed above. Under the Corporate Incentive Plan, the amount of corporate incentive compensation was based on the levels of incentive compensation earned at Griffin Land and Imperial. If both the employees at Griffin Land and the senior executives at Imperial had earned incentive compensation under their respective plans, then an amount equal to 80% of the sum of those respective pools would accrue into the Corporate incentive compensation pool. However, because only Griffin Land earned incentive compensation, an amount equal to 15% of the amount of the Griffin Land incentive compensation pool was accrued into the Corporate incentive compensation pool, of which the Executive Vice President and COO and the Vice President, Chief Financial Officer and Secretary were beneficiaries. The Executive Vice President and COO and the Vice President, Chief Financial Officer and Secretary were each allocated 35% of that pool. The President and CEO received no allocation.

  Equity Program

        Griffin believes that equity ownership in Griffin is important to provide its Named Executive Officers with long-term incentives to build value for Griffin's stockholders. In addition, the equity program is designed to attract and retain the executive management team. The Griffin equity program consists entirely of stock option awards. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build Griffin's value. This characteristic ensures that the Named Executive Officers have a meaningful portion of their compensation tied to future stock price increases. If Griffin's stock price increases, stock options have the potential to provide high returns to its executives, thus helping Griffin to attract and retain management. However, the realizable value of the stock options can fall to zero if the stock price is lower than the exercise price established on the date of grant.

        Stock option awards to Named Executive Officers are entirely discretionary. The President and CEO recommends whether and how many stock options should be awarded to the other Named Executive Officers, and the Compensation Committee approves or, if necessary, modifies his recommendations. The Compensation Committee solely determines whether and how many stock options should be awarded to the President and CEO. In making stock option award determinations, the President and CEO and the Compensation Committee consider the prior contributions of participants and their expected future contributions to the growth of Griffin. In fiscal 2011, 92,500 stock options were awarded to the Named Executive Officers and 12,000 stock options were issued to other employees.

        In fiscal 2009, the Board of Directors adopted the Griffin Land & Nurseries, Inc. 2009 Stock Option Plan (the "2009 Stock Option Plan"), which replaced the Griffin Land & Nurseries, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"). The 2009 Stock Option Plan was approved by Griffin's stockholders at Griffin's 2009 Annual Meeting of Stockholders. The 2009 Stock Option Plan makes available options to purchase 386,926 shares of Griffin common stock, which includes options to purchase the 161,926 shares that were available for issuance under the 1997 Stock Option Plan at the time it was replaced. The Compensation Committee of Griffin's Board of Directors administers the 2009 Stock Option Plan. Options granted under the 2009 Stock Option Plan may be either incentive stock options or non-qualified stock options issued at fair market value of a share of common stock on the date the award is approved by Griffin's Compensation Committee. Vesting of all of Griffin's previously issued stock options is solely based upon service requirements and does not contain market or performance conditions.

        In accordance with the 2009 Stock Option Plan, stock options granted to non-employee directors upon their initial election to the board of directors are fully exercisable immediately upon the date of the option grant. Stock options granted to non-employee directors upon their reelection to the board of directors vest on the second anniversary from the date of grant. Stock options granted to employees vest in equal installments on the third, fourth and fifth anniversaries from the date of grant. Stock options granted to employees and non-employee directors have a maximum term of ten years from the date of grant.

        Of the 386,926 shares of common stock reserved for issuance under the 2009 Stock Option Plan, as of December 3, 2011, 118,505 shares were subject to outstanding options granted under the 2009 Stock Option Plan. In addition, as of December 3, 2011, 268,421 shares were available for future awards under the 2009 Stock Option Plan (which includes certain shares that again became available following the forfeiture of outstanding options). For more information on stock options, see the

Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards Table and their footnotes.

  Perquisites and Other Benefits

        Griffin's Named Executive Officers are eligible for the same health and welfare programs and benefits as the rest of its employees in their respective locations. In addition, Griffin's Vice President, Chief Financial Officer and Secretary receives an automobile allowance of $8,000 per year.

        Griffin's Named Executive Officers are entitled to participate in and receive employer contributions to Griffin's 401(k) Savings Plan. In addition, Griffin has established a non-qualified Deferred Compensation Plan (the "Deferred Compensation Plan") that allows eligible participants, including the Named Executive Officers, to defer portions of their annual base salary, as well as receive employer matching contributions with respect to deferrals that would exceed IRS limits under the Griffin 401(k) Savings Plan. For more information on employer contributions to the Griffin 401(k) Savings Plan and the Deferred Compensation Plan, see the Summary Compensation Table and its footnotes.

Other Employee Benefit Plans

  Griffin 401(k) Savings Plan

        Griffin's Board of Directors adopted the Griffin 401(k) Savings Plan in 1997 covering salaried and hourly employees of Griffin and its subsidiaries who are employed in the United States and are age 21 or over. In 2011, a participating employee who was not considered a highly compensated employee could have (i) deferred up to 5% of annual base salary through payroll deductions, with Griffin contributing an additional $0.60 for each dollar contributed by the employee and (ii) deferred an additional 10% of annual base salary without receiving any matching contributions. In 2011, highly compensated employees were limited to deferral of 4.55% of annual base salary with Griffin contributing an additional $0.60 for each dollar contributed by the highly compensated employee. Contributions made in 2010 through payroll deductions not in excess of $16,500 per employee may have been accumulated as pre-tax savings pursuant to Section 401(k) of the Internal Revenue Code. Participants are permitted to allocate their contributions among several alternative investment options. Employees are always 100% vested in their own contributions. Employees are cliff vested after three years of service with respect to Griffin's matching contributions.

        Griffin's matching contributions under the Griffin 401(k) Savings Plan for the accounts of Griffin's Named Executive Officers are included under All Other Compensation in the Summary Compensation Table on page 20.

  Insurance and Health Programs

        Griffin maintains a variety of employee welfare plans providing medical, hospitalization and life insurance for all of its salaried employees and for certain hourly employees. Griffin provides long-term disability insurance for its salaried employees and accidental death & dismemberment insurance for certain hourly employees. Griffin also provides life, hospitalization and medical benefits for those retired employees who were (i) hired prior to December 31, 1993 and had a minimum of five years of service with Griffin prior to retirement and were 55 years of age as of December 31, 1993; or (ii) hired prior to December 31, 1993 and have a minimum of ten years of service with Griffin prior to retirement.

        Griffin's aggregate contributions for such employee welfare benefit plans in fiscal year 2011 amounted to approximately $458,000.

Analysis

  Base Salary

        The following table presents the base salaries for Griffin's Named Executive Officers in 2011 and the percentage increase over their 2010 base salaries.

	Annual Salary	% Increase
Mr. Danziger	$520,000	2.0%
Mr. Galici	$268,000	2.1%
Mr. Gamzon	$325,000	8.3%
Mr. Lescalleet	$234,600	2.0%
Mr. Schaan	$244,800	2.0%

        Each of Griffin's Named Executive Officers who were employed by Griffin in 2011 received a nominal increase in base salary. Mr. Gamzon's increase reflects an additional amount related to his promotion to Executive Vice President and Chief Operating Officer in September 2010.

Annual Incentive Compensation Program

        The following table presents the total annual incentive payments made to the Named Executive Officers for fiscal 2011, the amount of annual incentive compensation awarded under Griffin's respective annual incentive compensation plans, and the amount of any discretionary bonus the Compensation Committee awarded to the Named Executive Officers.

	Incentive Plan Payments	Discretionary Bonus Payments	Total Annual Incentive Payments
Mr. Danziger	$—	$—	$—
Mr. Galici	$13,094	$—	$13,094
Mr. Gamzon	$13,094	$—	$13,094
Mr. Lescalleet	$74,820	$—	$74,820
Mr. Schaan	$—	$—	$—

  Griffin Land

        Mr. Lescalleet was awarded $74,820 in annual incentive compensation for 2011 based on the formula under the Griffin Land Incentive Plan. The Compensation Committee did not exercise its discretion to alter the formula result of the Griffin Land Incentive Plan incentive compensation pool for fiscal 2011.

  Imperial Nurseries

        Mr. Schaan did not receive an award under the Imperial Incentive Plan because Imperial did not achieve an operating profit or meet the operating cash flow requirements of the Imperial Incentive Plan in fiscal 2011. The Compensation Committee did not exercise its discretion to alter the formula result of the Imperial Incentive Plan.

  Corporate

        Because only employees at Griffin Land earned incentive compensation for fiscal 2011, under the Corporate Incentive Plan, the Executive Vice President and COO and the Vice President, Chief Financial Officer and Secretary were each entitled to receive incentive compensation of $13,094 and the President and CEO was not entitled to any incentive compensation. The Compensation Committee did not exercise its discretion to alter the formula result of the Corporate Incentive Plan.

Stockholder Say-on-Pay Votes

        At Griffin's 2011 Annual Meeting of Stockholders, Griffin's stockholders were given the opportunity to cast an advisory vote on Griffin's executive compensation. Over 99% of the votes cast on this "2011 say-on-pay vote" were voted in favor of the proposal. Griffin has considered the 2011 say-on-pay vote and believes that the overwhelming support of its stockholders for the 2011 say-on-pay vote proposal indicates that Griffin's stockholders are supportive of its approach to executive compensation. Thus Griffin did not make any changes to its executive compensation arrangements in response to the 2011 say-on-pay vote. In the future, Griffin will continue to consider the outcome of the say-on-pay votes when making compensation decisions regarding its named executive officers.

Accounting and Tax Considerations

        Griffin does not believe it need now adopt any policy with respect to the $1,000,000 deduction cap of the Internal Revenue Code Section 162(m). While the Compensation Committee will give due consideration to the deductibility of compensation payments on compensation arrangements with Griffin's executive officers, the Compensation Committee will make its compensation decisions based on an overall determination of what it believes to be in the best interests of Griffin and its shareholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions.

        Section 4999 and Section 280G of the Internal Revenue Code provide that certain executives could be subject to significant excise taxes if they receive payments or benefits that exceed certain limits in connection with a change in ownership or change in effective control of Griffin and that Griffin or its successors could lose an income tax deduction with respect to the payments subject to the excise tax. Griffin has not entered into any agreements with any executives that provide for a tax "gross up" or other reimbursement for taxes the executive might be required to pay pursuant to Section 4999 of the Internal Revenue Code.

        Section 409A of the Internal Revenue Code imposes significant additional taxes and interest on underpayments of taxes in the event an executive defers compensation under a plan that does not meet the requirements of Section 409A. Griffin has generally structured its programs and individual arrangements in a manner intended to comply with the requirements of Section 409A.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management Griffin's Compensation Discussion and Analysis, and based upon this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for its 2012 Annual Meeting of Stockholders, to be filed with the Securities and Exchange Commission.

                      Winston J. Churchill, Jr. (Chairman)
                      Thomas C. Israel

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information regarding compensation of each of Griffin's Named Executive Officers for services rendered during fiscal years 2011, 2010 and 2009.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Frederick M. Danziger	2011	$538,846	$—	$322,000	$—	$15,825	(3)	$876,671
President and Chief Executive	2010	$510,000	$—	$—	$—	$15,888	(3)	$525,888
Officer of Griffin	2009	$510,000	$—	$223,200	$—	$15,055	(3)	$748,255
Anthony J. Galici	2011	$277,673	$—	$161,000	$13,094	$16,840	(4)	$468,607
Vice President, Chief Financial	2010	$262,500	$—	$—	$10,045	$16,508	(4)	$289,053
Officer and Secretary of Griffin	2009	$261,635	$—	$108,000	$8,663	$15,883	(4)	$394,181
Michael S. Gamzon	2011	$334,615	$—	$322,000	$13,094	$9,967	(5)	$679,676
Executive Vice President	2010	$269,279	$—	$—	$10,045	$8,356	(5)	$287,680
and Chief Operating Officer of Griffin	2009	$261,635	$—	$111,600	$8,663	$6,691	(5)	$388,589
Thomas M. Lescalleet	2011	$243,092	$—	$161,000	$74,820	$10,929	(6)	$489,841
Senior Vice President,	2010	$230,077	$4,500	$—	$52,898	$10,526	(6)	$298,001
Griffin Land division	2009	$229,692	$—	$108,000	$49,500	$10,073	(6)	$397,265
Gregory M. Schaan	2011	$253,661	$—	$161,000	$—	$7,670	(7)	$422,331
President and Chief Executive	2010	$240,000	$—	$—	$—	$7,726	(7)	$247,726
Officer of Imperial	2009	$239,250	$25,000	$108,000	$—	$11,533	(7)	$383,783

(1)
Fiscal 2011 was a 53-week year.

(2)
Option award amounts represent the grant date fair value for options granted to each of the Named Executive Officers in fiscal 2011 and fiscal 2009. The assumptions used in determining the grant date fair value of the option awards are set forth in Note 14 of the financial statements. Option awards are made at the discretion of the Compensation Committee. Stock options issued to employees vest in equal installments on the third, fourth and fifth anniversaries of the date of grant.

(3)
2011: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,455 and matching contributions related to the Deferred Compensation Plan of $11,178.

2010: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $3,863 and matching contributions related to the Deferred Compensation Plan of $11,833.

2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,059 and matching contributions related to the Deferred Compensation Plan of $10,804.

(4)
2011: Represents life insurance premiums of $365, matching contributions related to the Griffin 401(k) Savings Plan of $4,704, matching contributions related to the Deferred Compensation Plan of $3,467 and an automobile allowance of $8,304.

2010: Represents life insurance premiums of $365, matching contributions related to the Griffin 401(k) Savings Plan of $4,079, matching contributions related to the Deferred Compensation Plan of $4,064 and an automobile allowance of $8,000.

2009: Represents life insurance premiums of $365, matching contributions related to the Griffin 401(k) Savings Plan of $4,297, matching contributions related to the Deferred Compensation Plan of $3,221 and an automobile allowance of $8,000.

(5)
2011: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,879 and matching contributions related to the Deferred Compensation Plan of $4,896.

2010: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,316 and matching contributions related to the Deferred Compensation Plan of $3,848.

2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,167 and matching contributions related to the Deferred Compensation Plan of $2,332.

(6)
2011: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $5,054, matching contributions related to the Deferred Compensation Plan of $2,256 and a medical insurance allowance of $3,427.

2010: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,380, matching contributions related to the Deferred Compensation Plan of $2,654 and a medical insurance allowance of $3,300.

2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,465, matching contributions related to the Deferred Compensation Plan of $2,116 and a medical insurance allowance of $3,300.

(7)
2011: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,621 and matching contributions related to the Deferred Compensation Plan of $2,857.

2010: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $3,974 and matching contributions related to the Deferred Compensation Plan of $3,560.

2009: Represents life insurance premiums of $192, matching contributions related to the Griffin 401(k) Savings Plan of $4,216, matching contributions related to the Deferred Compensation Plan of $2,635 and payment for unused vacation time of $4,490.

Grants of Plan-Based Awards

        The following table presents information regarding the incentive awards granted to Griffin's Named Executive Officers for fiscal 2011.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
				Option Awards: Number of Securities Underlying Options (#)
							Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
						Exercise Price of Option Awards ($/sh)
Name	Grant Date	Target ($)	Maximum ($)
Frederick M. Danziger (1)	1/20/2011	$—	n/a	25,000	(4)	$28.77	$28.77	$322,000
Anthony J. Galici (1)	1/20/2011	$13,094	n/a	12,500	(4)	$28.77	$28.77	$161,000
Michael S. Gamzon (1)	1/20/2011	$13,094	n/a	25,000	(4)	$28.77	$28.77	$322,000
Thomas M. Lescalleet (2)	1/20/2011	$74,820	$196,500	12,500	(4)	$28.77	$28.77	$161,000
Gregory M. Schaan (3)	1/20/2011	$—	n/a	12,500	(4)	$28.77	$28.77	$161,000

(1)
There are no threshold, target or maximum levels under the Corporate Incentive Plan. The amounts of payments to Messrs. Danziger, Galici and Gamzon under the Corporate Incentive Plan, if any, depend on the performance of Griffin's operating businesses during the fiscal year. The amounts shown for Messrs. Danziger, Galici and Gamzon in the Target column reflect the amounts payable to them under the plan based on the performance of Griffin Land and Imperial in fiscal 2011. Mr. Danziger did not receive a formula-based award pursuant to the Corporate Incentive Plan. The Compensation Committee did not exercise its discretion to award Messrs. Danziger, Galici or Gamzon any additional incentive bonus for fiscal 2011.

(2)
The Griffin Land Incentive Plan has no threshold or target levels; however, there is a maximum amount payable to Mr. Lescalleet under the Griffin Land Incentive Plan as shown in the Maximum column. The amount in the Target column for Mr. Lescalleet reflects the amount payable based on Griffin Land's performance during fiscal 2011.

(3)
There are no threshold, target or maximum levels under the Imperial Incentive Plan. The amounts payable to Mr. Schaan under the Imperial Incentive Plan depend on the operating profit, if any, and achieving an operating cash flow, as calculated under the Imperial Incentive Plan, for the fiscal year. Based on Imperial's performance during fiscal 2011, Mr. Schaan was not eligible to receive any payout pursuant to the Imperial Incentive Plan. Therefore, the representative amount shown under the Target column for Mr. Schaan is $0.

(4)
All options were granted on January 20, 2011, under the 2009 Stock Option Plan and have a term of ten years from the date of grant. All such options vest in equal installments on the third, fourth, and fifth anniversaries of the date of grant. In accordance with the 2009 Stock Option Plan, the exercise price of each grant is equal to 100% of the market closing price on the grant date of January 20, 2011.

Employment Agreement with Named Executive Officer

        Gregory M. Schaan and Imperial entered into an employment agreement (the "Employment Agreement") dated January 1, 2001, pursuant to which Mr. Schaan agreed to serve as President of Imperial for the term of the agreement. The initial term of the Employment Agreement ended on November 30, 2003 and the agreement renews automatically for one year each December 1, unless written notice is given by either party at least sixty days prior to December 1. The Employment Agreement states that Mr. Schaan's annual base salary as of December 1, 2001 is $210,000. Subsequent increases in Mr. Schaan's annual base salary, in the absence of an agreement, are to be determined by the Compensation Committee of the Board of Directors, but Mr. Schaan's salary will not be less than the previous year's annual base salary. The Employment Agreement also provides that Mr. Schaan is entitled to receive not less than 30% of Imperial's senior management incentive compensation pool as approved by the Compensation Committee. Mr. Schaan is also entitled to the use of a motor vehicle selected at the reasonable discretion of Imperial, including appropriate insurance, and a term life insurance policy in an amount equal to Mr. Schaan's annual base salary. The Employment Agreement also prohibits Mr. Schaan from competing with Imperial for one year after his employment terminates. For a discussion of the termination provisions and payments thereunder, please see the discussion in "Potential Payments Upon Termination or Change in Control" below.

Outstanding Equity Awards

        The following table presents information with respect to each unexercised stock option held by Griffin's Named Executive Officers as of December 3, 2011. There are no restricted stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($) Exercisable	Value of Unexercised In-the-Money Options at Fiscal Year End (1) ($) Unexercisable
Frederick M. Danziger	—	15,000	$33.07	01/20/2019	$—	$—	(2)
	—	25,000	$28.77	01/19/2021	$—	$—	(2)

	—	40,000			$—	$—

Anthony J. Galici	—	7,500	$33.07	01/20/2019	$—	$—	(2)
		12,500	$28.77	01/19/2021	$—	$—	(2)

		20,000			$—	$—

Michael S. Gamzon	8,333	16,667	$34.04	01/09/2018	$—	$—	(2)
	—	7,500	$33.07	01/20/2019	$—	$—	(2)
	—	25,000	$28.77	01/19/2021	$—	$—	(2)

	8,333	49,167			$—	$—

Thomas M. Lescalleet	—	7,500	$33.07	01/20/2019	$—	$—	(2)
	—	12,500	$28.77	01/19/2021	$—	$—	(2)

	—	20,000			$—	$—

Gregory M. Schaan	—	7,500	$33.07	01/20/2019	$—	$—	(2)
	—	12,500	$28.77	01/19/2021	$—	$—	(2)

	—	20,000			$—	$—

(1)
The amounts presented in this column have been calculated based upon the difference between the fair market value of $26.75 per share (the closing price of Griffin's common stock on December 2, 2011, the last business day of the fiscal year) and the exercise price of each stock option.

(2)
There is no amount stated because the exercise price of the stock options is greater than the fair market value of $26.75 per share (the closing price of Griffin's common stock on December 2, 2011, the last business day of the fiscal year).

Option Exercises and Stock Vested

        Griffin's Named Executive Officers did not receive any stock from the exercise of options, SARs or the vesting of stock, including restricted stock (or similar instruments) in fiscal 2011.

Non-Qualified Deferred Compensation

        Griffin maintains a Deferred Compensation Plan for certain of its employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the Griffin 401(k) Savings Plan. A portion of an eligible employee's salary may be deferred. The investment options in the Deferred Compensation Plan mirror those of the Griffin 401(k) Savings Plan. The Deferred Compensation Plan is unfunded, with benefits to be paid from Griffin's general assets. Performance results of an employee's balance in the Deferred Compensation Plan is based on the returns of the mutual funds selected by the employee as if the amounts deferred were invested in the selected mutual funds. Distributions from the Deferred Compensation Plan may occur at termination of employment and/or at the time of qualifying hardship events, as defined. The following table presents information with respect to defined contribution plans or other plans providing for deferral of compensation on a non-tax qualified basis for Griffin's Named Executive Officers as of December 3, 2011:

Name	Executive Contributions for FYE 12/3/2011	Griffin Contributions for FYE 12/3/2011 (1)	Aggregate Earnings in FYE 12/3/2011	Aggregate Balance as of FYE 12/3/2011
Frederick M. Danziger	$40,492	$11,178	$59,028	$833,542
Anthony J. Galici	$29,250	$3,467	$21,789	$374,046
Michael S. Gamzon	$20,428	$4,896	$2,427	$68,796
Thomas M. Lescalleet	$1,466	$2,256	$(405)	$69,201
Gregory M. Schaan	$31,610	$2,857	$17,412	$359,791

(1)
Griffin's contributions to the Deferred Compensation Plan are included in the "All Other Compensation" column of the Summary Compensation Table. For fiscal 2010, Messrs. Danziger, Galici, Gamzon, Lescalleet and Schaan each received contributions from Griffin to the Deferred Compensation Plan that were included in the "All Other Compensation" column of the Summary Compensation Table for such year in amounts equal to $11,833, $4,064, $3,848, $2,654, and $3,560, respectively.

Potential Payments Upon Termination or Change in Control

        Imperial's Employment Agreement with Mr. Schaan governs the terms of Mr. Schaan's post-employment compensation in the event of termination or a change in control of Imperial (as defined in the Employment Agreement).

        In the event of Mr. Schaan's death or disability, Imperial will pay Mr. Schaan the sum of (i) his then current annual base salary and (ii) with respect to the year of Mr. Schaan's death or disability (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan had died or became disabled as of December 3, 2011, Imperial would have been obligated to pay $244,800 to Mr. Schaan, or his estate, as applicable.

        In the event that Mr. Schaan terminates his employment (i) following a change in control of Imperial (as defined in the Employment Agreement), (ii) after being assigned duties that are significantly adversely different than those described in the Employment Agreement, (iii) following removal from any of the positions described in the Employment Agreement, (iv) following a material reduction in Imperial's fringe benefits, (v) after Imperial fails to have a successor assume the Employment Agreement, or (vi) after Imperial becomes insolvent or files a bankruptcy petition, Mr. Schaan is entitled to severance in an amount equal to the sum of (i) his then annual base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation that Mr. Schaan would have earned for the full year. Accordingly, if Mr. Schaan terminated his employment following any of these events, he would have been entitled to receive $244,800.

        In the event that Imperial terminates Mr. Schaan's employment other than for cause, Mr. Schaan is entitled to severance in the amount of the sum of (i) his then current base salary and (ii) with respect to the year of Mr. Schaan's termination (at such time and based on such amount that he would have received under the Imperial Incentive Plan based on Imperial's performance for such year) a pro rata amount of incentive compensation Mr. Schaan would have earned for the full year.

        If Mr. Schaan's employment is terminated by a successor in interest within one year following a merger or sale, if there is a change in control (as defined in the Employment Agreement), or if Mr. Schaan terminates his employment with the successor within one year for any reason, Griffin agrees to employ Mr. Schaan for a period of one year.

Director Compensation

        The following table represents information regarding the compensation paid during fiscal 2011 to members of Griffin's Board of Directors who are not also employees (the "Non-Employee Directors"). The compensation paid to Mr. Frederick M. Danziger is presented above in the Summary Compensation Table and the related explanatory notes.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total ($)
Winston J. Churchill, Jr.	$46,959	$17,468	(1)	$64,427
Edgar M. Cullman (2)	$34,000	$17,468	(1)	$51,468
David M. Danziger	$31,000	$17,468	(1)	$48,468
Frederick M. Danziger	$—	$—		$—
Thomas C. Israel	$54,125	$17,468	(1)	$71,593
Albert H. Small, Jr.	$39,000	$17,468	(1)	$56,468
David F. Stein (3)	$37,000	$17,468	(1)	$54,468

(1)
The amount shown for Option Awards reflects the grant date fair value of options granted in fiscal 2011. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of Grifin's Form 10-K in Note 14 of the Notes to Consolidated Financial Statements.

(2)
Mr. Cullman died in August 2011. The amount shown under Option Awards reflects the grant date fair value of options granted in fiscal 2011. The options granted in fiscal 2011 were not vested at the time of Mr. Cullman's death and were canceled.

(3)
Mr. Stein died in September 2011. The amount shown under Option Awards reflects the grant date fair value of options granted in fiscal 2011. The options granted in fiscal 2011 were not vested at the time of Mr. Stein's death and were canceled.

        The following table represents the number of outstanding and unexercised stock option awards held by each of the Non-Employee Directors as of December 3, 2011:

Director	Number of Shares Subject to Outstanding Options as of 12/3/11
Winston J. Churchill, Jr.	16,971
David M. Danziger	4,238
Thomas C. Israel	16,971
Albert H. Small, Jr.	5,987

        Members of the Board of Directors who are not employees of Griffin receive $25,000 per year and $1,000 for each Board or Committee meeting they attend. The Chairman of the Board of Directors receives an annual fee of $15,000. The Chairmen of the Audit and Compensation Committees each receive an annual fee of $10,000 per year. The Nominating Committee Chairman receives an annual fee of $5,000 per year. Audit and Compensation Committee members, excluding the Chairmen, each receive $5,000 per year for their service on the Committees. Members of the Nominating Committee, excluding the Chairman, each receive $2,500 per year for their service on the Committee. Annual retainers are paid in quarterly installments. The 2009 Stock Option Plan provides that Non-Employee Directors annually receive options exercisable for shares of common stock at an exercise price that is the fair market value of a share of common stock at the time of grant. Under the 2009 Stock Option Plan, the number of shares, subject to options, granted to Non-Employee Directors upon their reelection to the Board of Directors, is equal to $40,000 divided by the fair market value per share of Griffin common stock at the time of grant. In 2011, Griffin granted Messrs. Churchill, Jr., David M. Danziger, Israel and Small, Jr. each options exercisable for 1,452 shares of Common Stock at the time of their reelection to the Board of Directors. Griffin expects to grant additional options to its Non-Employee Directors in 2012 consistent with the 2009 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Griffin's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation to furnish Griffin with copies of all Section 16(a) forms they file. Based on its involvement in the preparation of certain such forms, and a review of copies of other such forms received by it, Griffin believes that with respect to fiscal 2011, all such Section 16(a) filing requirements were satisfied.

 AUDIT COMMITTEE REPORT

  Membership and Role of the Audit Committee

        Griffin's Audit Committee is comprised of Mr. Israel, Chairman, Mr. Churchill, Jr. and Mr. Small, Jr. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. The Audit Committee operates under a written charter originally adopted by the Board of Directors in 1999 and subsequently revised, most recently on March 15, 2011.

        The primary function of the Audit Committee is to assist Griffin's Board of Directors with its oversight responsibilities regarding: (i) the integrity of Griffin's financial statements; (ii) Griffin's compliance with legal and regulatory requirements; (iii) the independent registered public accountants qualifications and independence; and (iv) the performance of the independent registered public accountants. The Committee prepared the report required by the rules of the SEC to be included in this annual proxy statement.

        The Audit Committee's powers and responsibilities include: (1) the sole authority for the appointment, compensation, retention and oversight of the independent registered public accountants; (2) the pre-approval of audit and non-audit services by the independent registered public accountants; (3) the review of independence of the independent registered public accountants; (4) the ongoing review of all related party transactions; (5) the establishment of procedures for the receipt, retention and treatment of complaints received by Griffin regarding accounting, internal accounting controls or auditing matters; and (6) the regular reporting to the Board of any issues that arise with respect to the quality or integrity of Griffin's financial statements.

  Review of the Company's Audited Financial Statements for the Fiscal Year Ended December 3, 2011

        The Audit Committee reviewed and discussed the audited consolidated financial statements of Griffin for the fiscal year ended December 3, 2011 with Griffin's management. The Audit Committee discussed with McGladrey & Pullen, LLP, Griffin's independent registered public accountants for the fiscal year ended December 3, 2011, the matters required to be discussed by Statements on Auditing Standards ("SAS") No. 61 "Communication with Audit Committees," as amended by SAS No. 90.

        The Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence. The Audit Committee has discussed the independence of McGladrey & Pullen, LLP with that firm.

        Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Griffin's audited consolidated financial statements be included in Griffin's Annual Report on Form 10-K for the fiscal year ended December 3, 2011 for filing with the SEC.

Submitted By:	Thomas C. Israel (Chairman) Winston J. Churchill, Jr. Albert H. Small, Jr.

        The Board Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filings under the Securities Act or the Exchange Act, except to the extent that Griffin specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

 II. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors expects to appoint the firm of McGladrey & Pullen, LLP as independent registered public accountants to audit the financial statements of Griffin for fiscal 2012, such appointment to continue at the pleasure of the Audit Committee and to be presented to the stockholders for ratification.

        The following is a summary of the fees incurred by Griffin for professional services rendered by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an independent company associated with McGladrey & Pullen, LLP through an alternative practice structure through November 30, 2011) for fiscal 2011 and fiscal 2010:

	Fiscal 2011 Fees	Fiscal 2010 Fees
Audit fees	$658,610	$651,401
Audit-related fees	22,540	30,292
Tax fees	94,325	82,047
All other	—	—

	$775,475	$763,740

        Audit fees consist of fees incurred for professional services rendered for the audit of Griffin's consolidated financial statements and for the review of Griffin's interim consolidated financial statements. Audit-related fees include fees incurred for professional services rendered for the audit of Griffin's 401(k) Savings Plan by McGladrey & Pullen, LLP. Tax fees consist of fees incurred for professional services performed by RSM McGladrey, Inc. relating to tax compliance, tax reporting and tax planning. There were no consulting fees paid to McGladrey & Pullen, LLP in fiscal 2011 or fiscal 2010.

        The Audit Committee's policy is to pre-approve all audit, audit-related and tax services to be provided by the independent registered public accountants. During fiscal 2011, Griffin's Audit Committee pre-approved all audit, audit-related and tax services. The Audit Committee has considered the non-audit services provided by McGladrey & Pullen, LLP and determined that the services provided were compatible with maintaining the independence of McGladrey & Pullen, LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
SELECTION OF McGLADREY & PULLEN, LLP

        While the submission of this proposal to a vote of stockholders is not legally required, the Audit Committee and management believe that stockholder ratification of Griffin's selection of independent registered public accountants is desirable. In the event this selection is not ratified by the affirmative vote of a majority of shares of Griffin common stock present or represented by proxy and entitled to vote on the proposal, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace McGladrey & Pullen, LLP as independent registered public accountants at a later date without the approval of the stockholders.

        A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

 III. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Securities and Exchange Act of 1934, as amended, Griffin is requesting stockholder approval, on an advisory basis, of the compensation of Griffin's Named Executive Officers as presented in the Compensation Discussion & Analysis beginning on page 13 and the compensation tables included in the discussion of Executive Compensation beginning on page 20, including the narrative disclosure thereto. Griffin has determined to hold a say-on-pay advisory vote every year, and the next say-on-pay advisory vote will occur at the 2013 Annual Meeting of Stockholders.

        Griffin's executive compensation progam has been designed to attract, motivate and retain the management talent Griffin believes is necessary to achieve its financial and strategic goals. Griffin's compensation programs reward each of its Named Executive Officers for team results and individual contributions.

        Griffin's executive compensation programs consist of three principal elements:

    1.
    Base Salary;
    2.
    Annual Incentive Compensation Programs; and
    3.
    Long-Term Incentive Program.

        Our compensation programs consist of a mixture of base salary and incentive compensation that provides for a portion of executive compensation to be "at-risk." Our executive compensation programs balance our focus on both short- and long-term goals, encouraging executives to focus on the health of Griffin during the immediate fiscal year through annual incentive compensation programs, and for the future through the long-term incentive program (i.e., equity awards). Our executive compensation programs are consistently reviewed by the Compensation Committee, which consists solely of independent directors, to ensure that they provide our executives with competitive pay opportunities and reflect current practices.

        As an advisory vote, this proposal is not binding upon the Board of Directors or Griffin in any way. However, the Compensation Committee, which is responsible for the design and administration of Griffin's executive compensation practices, values the opinions of Griffin's shockholders expressed through your vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for Griffin's Named Executive Officers.

        Accordingly, Griffin will present the following resolution for vote at the 2012 Annual Meeting of Stockholders:

        "RESOLVED, that the stockholders of Griffin Land & Nurseries, Inc. ("Griffin") approve, on an advisory basis, the compensation of Griffin's Named Executive Officers as described in the Compensation Discussion & Analysis and disclosed in the 2011 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this 2012 Proxy Statement."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
APPROVAL, ON AN ADVISORY BASIS, OF GRIFFIN'S EXECUTIVE COMPENSATION
PROGRAM AS PRESENTED IN THIS PROXY STATEMENT.

        The proposal to approve Griffin's executive compensation program, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

        A copy of Griffin's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available to Griffin's stockholders without charge at the web site (http://www.sec.gov/) maintained by the Securities and Exchange Commission and at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. In addition, a limited number of copies are available at Griffin's offices and may be obtained upon written request to:

Griffin Land & Nurseries, Inc. One Rockefeller Plaza Suite 2301 New York, New York 10020 Attention: Corporate Secretary

Dated: April 10, 2012

GRIFFIN LAND & NURSERIES, INC.

PROXY

ONE ROCKEFELLER PLAZA

SUITE 2301

NEW YORK, NY 10020

SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned holder of Common Stock of Griffin Land & Nurseries, Inc. (“Griffin”) hereby authorizes and appoints Frederick M. Danziger and Michael S. Gamzon, or either of them, as proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Griffin to be held at the New York Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019 at 10:00 a.m. local time, on May 17, 2012 and any postponement, continuation or adjournment of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Griffin that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any postponement, continuation or adjournment thereof.

Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

(Continued, and to be signed, on the other side)

ANNUAL MEETING OF STOCKHOLDERS OF

GRIFFIN LAND & NURSERIES, INC.

May 17, 2011

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

☐ 20730000000000001000 4	051507

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BELOW.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN ITEM 1 AND FOR ITEMS  2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN ITEM 1 AND FOR ITEMS  2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS. NOMINEES ARE LISTED BELOW.

NOMINEES:
☐	FOR ALL NOMINEES	☐	Winston J. Churchill, Jr.
		☐	David M. Danziger
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Frederick M. Danziger
		☐	Thomas C. Israel
☐	FOR ALL EXCEPT	☐	Albert H. Small, Jr.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

			FOR	AGAINST	ABSTAIN
2.	Ratification of the Selection of Independent Registered Public Accountants.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
3.	Approval, by non-binding vote, of the Compensation of the Named Executive Officers presented in Griffin’s Proxy Statement.		☐	☐	☐

I plan to attend the Annual Meeting. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:                 Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executer, administrator, attorney, trustee or guardian, please give full side as such. If this signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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GRIFFIN LAND & NURSERIES, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held May 17, 2012
GRIFFIN LAND & NURSERIES, INC. ONE ROCKEFELLER PLAZA SUITE 2301 NEW YORK, NEW YORK 10020
PROXY STATEMENT
The Company's Proxy Statement and Annual Report are available at http://materials.proxyvote.com/398231
GENERAL
STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING
I. ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND PRINCIPAL HOLDERS
INTERESTS IN CERTAIN TRANSACTIONS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Summary Compensation Table
AUDIT COMMITTEE REPORT
II. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF McGLADREY & PULLEN, LLP
III. ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF GRIFFIN'S EXECUTIVE COMPENSATION PROGRAM AS PRESENTED IN THIS PROXY STATEMENT.